Exhibit 3.1

BORDEN U.S. FINANCE CORP.

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be; BORDEN U.S. FINANCE CORP.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: five hundred (500) shares of Common Stock, par value $0.01 per share.

FIFTH: The name and address of the incorporator is as follows: Patricia A. Heslep, 180 East Broad Street, Columbus, Ohio 43215.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 14th day of July, 2004.

/s/ Patricia A. Heslep
Patricia A. Heslep, Incorporation

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:44 PM 07/14/2004
FILED 05:35 PM 07/14/2004
SRV 040517908 – 3828955 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:01 AM 05/31/2005
FILED 11:03 AM 05/31/2005
SRV 050448576 – 3828955 FILE

CERTIFICATE OF MERGER

MERGING

BCI US FINANCE CORP.

INTO

BORDEN U.S. FINANCE CORP.

Pursuant to Section 251 of the

Delaware General Corporation Law

Borden U.S. Finance Corp., a Delaware corporation, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations in the merger are as follows:

NAME	STATE OF INCORPORATION
BCI US Finance Corp.	Delaware
Borden U.S. Finance Corp.	Delaware

SECOND: That an agreement and plan of merger (the “Merger Agreement”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That Borden U.S. Finance Corp. shall be the surviving corporation in the merger.

FOURTH: That the name of the surviving corporation shall be Borden U.S. Finance Corp. and the Certificate of Incorporation of the surviving corporation as in effect on the date of the merger shall continue in full force and effect.

FIFTH: That the executed Merger Agreement is on file at an office of the surviving corporation, the address of which is 180 East Broad Street, Columbus, Ohio 43215.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

* * * *

IN WITNESS WHEREOF, Borden U.S. Finance Corp. has caused this Certificate of Merger to be executed by its duly authorized officer this 31 day of May, 2005.

BORDEN U.S. FINANCE CORP.,
a Delaware corporation.

By:	/s/ George F. Knight
Name:	George Knight
Title:	Vice President and Treasurer

[CERTIFICATE OF MERGER]

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:30 PM 07/08/2005
FILED 06:03 PM 07/08/2005
SRV 050569194 – 3828955 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Borden U.S. Finance Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of this corporation shall be: Hexion US Finance Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30 day of June, 2005.

By:	/s/ George F. Knight
Title:	Authorized Officer

Name:	George F. Knight, VP
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